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Exhibit 21.1

EPIQ SYSTEMS, INC.
Subsidiaries of the Company

        The following is a list of subsidiaries of the Company as of December 31, 2008.

Subsidiary	Where Incorporated	Also Doing Business As
Epiq Systems Acquisition, Inc.(1)	New York
Epiq eDiscovery Solutions, Inc.(2)	Delaware
Epiq Bankruptcy Solutions, LLC(2)	New York
Epiq Financial Balloting Group, LLC(2)	New York	Financial Balloting Group
Epiq Preference Solutions, LLC(2)	New York
Hilsoft, Inc.(2)	Pennsylvania	Hilsoft Notifications
LegalLink Support Services, LLC(2)	Missouri
Epiq Class Action & Claims Solutions, Inc.(1)	Rhode Island	Epiq Corporate Services, Inc. Legal Support Services Litigation Support Services Huntington Legal Advertising
Epiq Systems Holding B.V.(1)	Netherlands
Epiq Forensic Intelligence, Ltd.(3)	United Kingdom
Epiq Systems, Ltd.(3)	United Kingdom
Uberdevelopments, Ltd.(3)	United Kingdom
Pinpoint Global, Ltd.(4)	United Kingdom

(1)
100% owned by Epiq Systems, Inc.

(2)
100% owned by Epiq Systems Acquisition, Inc.

(3)
100% owned by Epiq Systems Holding, B.V.

(4)
100% owned by Uberdevelopments, Ltd.

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  Exhibit 21.1